EXHIBIT 10.1
------------


                        CONTRIBUTION AGREEMENT


           This Contribution Agreement (the "AGREEMENT") made this _____ day of ________, 1999, between RIVERFRONT OFFICE PARK JOINT VENTURE, a Massachusetts joint venture ("CONTRIBUTOR") composed of Riverfront Office Park Associates, a Massachusetts limited partnership ("ROPA"), and Carlyle Real Estate Limited Partnership - XI, an Illinois limited partnership ("CARLYLE"), as Contributor's general partners (the "GENERAL PARTNERS") with a principal place of business in Cambridge, Massachusetts, and BRE/RIVERFRONT LLC, a Delaware limited liability company with a business address at c/o Blackstone Real Estate Advisors, 345 Park Avenue, New York, New York 10154 ("COMPANY").


                          W I T N E S S E T H
                          -------------------

1.   CONTRIBUTION AND ACQUISITION

     1. Subject to the terms and conditions of this Agreement, Contributor hereby agrees to contribute, assign, transfer, deliver and convey to Company, and Company hereby agrees to acquire from Contributor, all of Contributor's right, title and interest in and to the following described property (such right, title and interest is collectively called the "PROPERTY"), in return for the consideration set forth in Section 2 (in a manner to be treated, at least in part, as a contribution of property to a limited liability company in exchange for an interest therein to be governed for tax purposes by Section 721 of the Internal Revenue Code of 1986, as amended (the "CODE")), subject to and in accordance with the terms, provisions, covenants and conditions more particularly set forth in this Agreement:

           (a) Contributor's interest as tenant under that certain ground lease between Michael P. Sullivan, Russell D. Wright and James D. Rappoli, trustees of Darvel Realty Trust ("DARVEL") pursuant to that certain Declaration of Trust dated July 24, 1970 and recorded in Book 11865, Page 580, as amended, as landlord, and Contributor, dated
September 23, 1981, as amended by that Amendment dated August 4, 1983 and as further amended by Amendment No. 2 to Ground Lease dated November 9, 1995 (collectively, the "LEASE") which Lease demises that certain parcel of land (the "LAND") located in Cambridge, Massachusetts and more particularly described in EXHIBIT A attached hereto and made a part hereof, subject only to the exceptions provided for in this Agreement and the matters set forth on SCHEDULE 1.01.(a) (such exceptions are hereinafter referred to as the "PERMITTED EXCEPTIONS");

           (b) all of Contributor's right, title and interest in and to all easements, rights of way, privileges, appurtenances, gaps, gores, and other rights pertaining to the Lease and the Land;

           (c) all buildings, improvements and fixtures located on the Land, including the building located thereon and having an address as 101 Main Street, Cambridge, Massachusetts (collectively, the "IMPROVEMENTS");

           (d) all personal property and equipment owned by Contributor and located on or attached or appurtenant to the Land and the Improvements or used in connection with the operation of said Land and Improvements, including but not limited to machinery, appliances, furniture, carpet, and drapes (the "PERSONALTY");

           (e) all of Contributor's right, title and interest in and to any rights and interests under that certain loan from BRE/ROPA I Inc., successor in interest to Teachers Insurance and Annuity Association of America, to Contributor and any escrow accounts (the "ESCROW ACCOUNTS") in connection therewith, to the extent that funds are currently held in such accounts (the "ESCROW FUNDS");

           (f) all of Contributor's right, title and interest in and to any land lying in the bed of any street, road or avenue opened or proposed, public or private, in front of or adjoining the Land, to the center line thereof;

           (g) any award made or to be made and in and to any unpaid award for damage to the Property by reason of change of grade of any street or otherwise;

           (h) all leases, licenses and occupancy agreements of space in the Improvements (the "SUBLEASES", the tenants, licensees and occupants of the Subleases, the "SUBTENANTS"), and all subtenant security deposits in connection therewith;

           (i) to the extent assignable without the consent of third parties, and requested by Company, all written contracts and agreements pertaining to the Property (collectively, the "PROPERTY AGREEMENTS"), including, but not limited to, service contracts, equipment leases, employment, janitorial, cleaning, pest control, waste disposal, snow removal, landscaping, maintenance or building service, management, leasing, advertising or other agreements, if any; and

           (j) to the extent assignable without the consent of third parties, and requested by Company, all other property, if any, owned by Contributor and pertaining to the Land, the Improvements, or the Personalty including, without limitation, transferable telephone exchange numbers, plans and specifications, licenses, permits, engineering plans and studies, floor plans and landscape plans, trade names and trade marks.

2.   CONTRIBUTION AMOUNT

     1. The payment (or deemed payment) to be given by Company to Contributor (the "CONTRIBUTION AMOUNT") in exchange for the Property shall be paid as follows:

           (a) Upon Closing (as hereinafter defined), as part of the Contribution Amount, FOUR HUNDRED FIFTY FOUR THOUSAND FIVE HUNDRED FORTY FIVE DOLLARS ($454,545.00) (the "CODMAN CASH AMOUNT") shall be paid by Company to Codman Riverfront Associates and NINE MILLION THREE HUNDRED THOUSAND DOLLARS ($9,300,000.00) (the "CARLYLE CASH AMOUNT") shall be paid by Company to Carlyle (the Codman Cash Amount and the Carlyle Cash Amount, collectively, the "CASH AMOUNT"), as direct or indirect partners of Contributor, at Closing (hereinafter defined) as Contributor directs in accordance with this Section 2.01.(a). All monies payable under this Agreement, unless otherwise specified in this Agreement, shall be paid by
(a) unendorsed certified checks of Company drawn on any bank, savings bank, trust company or savings and loan association having a banking office in the State of New York or (b) unendorsed official bank checks of Company drawn by any such banking institution, payable directly to the order of Contributor, or at its direction, to any other person or entity, or (c) wire transfers immediately available in a bank designated by Contributor on or prior to the Closing (hereinafter defined); and

           (b) The remainder of the Contribution Amount shall be paid, upon Closing (as hereinafter defined) by Company issuing to ROPA, a partner of Contributor, an aggregate membership interest in Company (the "MEMBERSHIP INTEREST") of 9.645%, to be distributed by ROPA to Darvel and Macomber-Riverfront Associates ("MACOMBER"), two (2) of the indirect partners of Contributor (the "NEW MEMBERS"), in the percentages set forth in the Operating Agreement (hereinafter defined) attached hereto as EXHIBIT B, and accordingly Company shall admit the New Members as Members (as defined in that certain Limited Liability Agreement of BRE/Riverfront LLC dated as of the date hereof, hereinafter, the "OPERATING AGREEMENT") of Company.


3.   THE CLOSING

     1. Except as otherwise provided in this Agreement, the consummation of the transaction contemplated hereunder (the "CLOSING") shall take place on [__________ ___], 1999 (The actual date of the Closing being herein referred to as the "CLOSING DATE."). The Closing shall take place at the offices of Company's counsel, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, or such other location, as may be agreed to by the parties.


4.   PERMITTED EXCEPTIONS

     1. Contributor shall convey and Purchaser shall accept good, marketable and indefeasible fee simple title in and to the Improvements and a ground lessee's interest under the Lease and good title to the other Property in accordance with the terms of this Agreement, subject to there being no defects in or objections to title unless such defects in or objections to title are among the "PERMITTED EXCEPTIONS" described in
SCHEDULE 1.01(a) attached hereto.


5.   CONTRIBUTOR'S REPRESENTATIONS

           Contributor represents as of the date of this Agreement, as follows:

     1. Contributor is a joint venture duly created, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.


     2. Contributor has full power, authority and legal right to execute, deliver, and perform its obligations under this Agreement and all documents now or hereafter to be executed by Contributor pursuant to or in connection with this Agreement (collectively, "CONTRIBUTOR'S DOCUMENTS"), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under Contributor's Documents.

     3. Contributor and each of the General Partners is solvent; no receiver has been appointed for Contributor or any of the General Partners or any of its or their assets or properties nor is any application for receivership pending with respect to Contributor or any of the General Partners; neither Contributor nor any of the General Partners contemplate insolvency; no proceedings are pending by or against Contributor nor any of the General Partners in bankruptcy or reorganization in any Federal, state or foreign court, nor has Contributor or any of the General Partners committed any act of bankruptcy.

     4. Contributor is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended.

     5. The execution, delivery and performance by Contributor of its obligations under this Agreement will not conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulations, judgment, decree or order by which Contributor is bound, or by any of the provisions of any contract to which Contributor is a party or by which Contributor is bound or, if Contributor is not an individual, by Contributor's declaration of trust, certificate of incorporation, bylaws or partnership agreement, as the case may be.

     6. This Agreement and Contributor's obligations hereunder are legal, valid and binding obligations of Contributor, enforceable in accordance with their terms, and there are no claims or defenses, personal or otherwise, or offsets whatsoever to the enforceability or validity of this Agreement.

     7. The Subtenant list attached hereto as SCHEDULE 5.07. and the Subleases provided to Company are a true, correct and complete list and copies of all the Subleases (and all modifications, amendments and extensions thereto) now in effect with respect to the Property.
SCHEDULE 5.07.(a) is a true, complete and correct list of the security deposits held by Contributor (the "SECURITY DEPOSITS"). To the best knowledge of Contributor, there is no monetary default or non-monetary default, and no event or omission has occurred which but for the passing of time or giving of notice or both would be a monetary or non-monetary default, on the part of either Contributor or, to the best knowledge of Contributor, any of the Subtenants thereunder, except as may be disclosed on SCHEDULE 5.07.(b), and to the best knowledge of Contributor, there is no outstanding defense, counterclaim or offset against the payment of any rent or other amount payable thereunder, except as may be disclosed on SCHEDULE 5.07.(b), or against the performance of any other obligation thereunder.
No commission, compensation or other amount is now, or hereafter shall become, payable to any broker or other agent under any written or oral agreement or understanding with any broker or other agent in connection with any of the Subleases or renewals thereof, or any other options thereunder, except as may be disclosed on SCHEDULE 5.07.(b).

     8. Except as may be set forth on SCHEDULE 5.08. hereto, to the best knowledge of Contributor, Contributor has satisfied in full all tenant improvement obligations, work letters, construction obligations, rent allowances, and leasing commissions, if any, required to be satisfied prior to the date hereof, relating to the Property. Contributor's obligations under the Subleases regarding tenant improvements obligations, work letters, construction obligations, rent allowances or leasing commissions, if any, required to be satisfied after Closing are set forth on SCHEDULE 5.08.

     9. Other than the rights of parties being extinguished at the Closing, no person or entity has any option, right of first refusal or other right to acquire title to the Property or any part thereof or interest therein.

     10. Contributor recognizes that at such time as Company acquires the Property, that Company will simultaneously be the owner of the fee interest in the Land and the holder of the landlord's as well as the tenant's position under the Lease, and Company intends to merge the interest of the fee and the leasehold so that the Lease is terminated and the Company is the fee owner of the Land and the Improvements (the "MERGER").

     11. To the best knowledge of Contributor, there is no action, suit proceeding or other litigation pending, being prosecuted or threatened before any court, board, agency or governmental instrumentality with respect to the Property or any portion thereof, the ownership, use, possession or operation thereof, except for that certain litigation titled RIVERFRONT OFFICE PARK ASSOCIATES II LIMITED PARTNERSHIP V. BRE/ROPA II INC. 97-12453 JLT in the USDC for the District of Massachusetts (the "ROPA LITIGATION").

     12. Except for the citywide reexamination of zoning classifications by the City of Cambridge, to the best knowledge of Contributor: (i) the Property has access to public roads either directly or by easement or special permit and (ii) there are no pending or contemplated condemnation or eminent domain proceedings, proceedings to change or redefine zoning classifications, or proposed changes in street grade or location which may adversely affect access to the Property.

     13. To the best knowledge of Contributor, the continued maintenance, occupancy and operation of the Property is not dependent to any extent on improvements or facilities located at, or agreements with any other property, except as set forth in SCHEDULE 5.13. annexed hereto, and to the best knowledge of Contributor: (i) the continued maintenance, occupancy and operation of any other property is not dependent to any extent on, or agreements with, except as set forth on SCHEDULE 5.13. annexed hereto; (ii) no building or other improvement not part of the Property relies to any extent on the Property or any part thereof or any interest therein to fulfill any governmental requirement; and (iii) no building or other improvement on the Property relies to any extent on any property or any interest therein not included within the Property to fulfill any governmental requirement.

     14. Contributor has good, marketable and indefeasible fee simple title to the Property, and Contributor owns the Property free and clear of any liens and encumbrances, except as set forth in the Permitted
Exceptions.

     15. Except as may be set forth on SCHEDULE 5.15. hereto, to the best knowledge of Contributor, the Property is covered by a certificate or certificates of occupancy which are in full force and effect, and to the best knowledge of Contributor, no alterations have been made at the Property since the issuance of the certificate or certificates of occupancy which would require any additional approvals of any governmental authorities, except to the extent such approvals have been obtained.

     16. Except as may be set forth on SCHEDULE 5.16. hereto, to the best knowledge of Contributor, all material certificates, permits, licenses, franchises, authorizations and approvals which are necessary to permit the lawful access, use, occupancy and operation of the Property for their present and intended accesses, uses, occupancies and operations have been duly and validly obtained are in full force and effect, and Contributor does not have any knowledge of any pending threat or contemplation of modification, cancellation or non-renewal of any certificates, permits, licenses, franchises, authorizations or approvals.

     17. To the best knowledge of Contributor, the present use and operation of the Property is in material compliance with, and a conforming use under, all applicable laws, municipal ordinances, regulations and orders and requirements (building, fire, zoning, subdivision, handicapped persons, earthquakes, environmental or otherwise) of all governmental authorities, and no notes or notices of any material violation of any law, municipal ordinances, regulations or orders or requirements of any governmental authority having jurisdiction against or affecting the Property have been entered or received by Contributor with respect to the Property, and to the best knowledge of Contributor no condition exists at the Property which could be a basis of any such action. To the best knowledge of Contributor, neither the Property nor any part thereof has been designated as a historic landmark or as part of a preservation district.

     18. To the best knowledge of Contributor, the Property and its use in all material respects complies with all applicable deed restrictions or other covenants, restrictions or agreements, site plan approvals or subdivision regulations or urban redevelopment plans applicable to the Property, as modified by any duly issued variances.

     19.   Intentionally Deleted

     20. To the best knowledge of Contributor, all: (i) public utility connections located at the Property have been paid for and all water and other public utilities required for the operation of the Property enter through adjoining public streets or through valid recorded easements across adjoining private lands, (ii) loading bays located within the perimeter of the Property are private and have not been dedicated to any public authority; and (iii) Contributor has not been notified of any law, rule, regulation, ordinance, moratorium or policy decision of or imposed by any governmental authority having jurisdiction prohibiting or restricting the use, installation or connection of any storm sewers, public water facilities or gas and electrical facilities necessary to the ownership and operation of the Property.

     21. SCHEDULE 5.21. annexed hereto and made a part hereof is a true, complete and correct schedule of all insurance policies now in effect with respect to the Property; such policies are in full force and effect; Contributor has not received any notice or request from any insurance company or board of fire underwriters requesting the performance of any work or alteration with respect to the Property and has no knowledge that the issuance of any such notice or request is currently being contemplated.

     22. SCHEDULE 5.22. is a true, complete and correct list of all the Property Agreements to which Contributor is a party in connection with the operation of the Property. Contributor has not received any notice and knows of no potential claims with respect to the Property Agreements which may result in a lien against the Property.

     23. All machinery, equipment and other Personalty included in this sale are owned free and clear of any liens and encumbrances, except as set forth in the Permitted Exceptions.

     24. Except as set forth on SCHEDULE 5.24., no material work has been performed on the Property during the past twelve (12) months for which full payment has not been made.

     25. There are no employment or union contracts with respect to the Property, except for any employment or union contracts with respect to the Property for which any of the Subtenants is a party, for which Company may incur any liability, expense or obligation.

     26. To the best knowledge of Contributor, no special or other assessments for public improvements or otherwise have been levied or imposed with respect to the Property which have resulted or could result in a lien against the Property, and Contributor has not received notice of any pending or contemplated change in any applicable legal requirements which may adversely affect the use, management or operation of the Property.

     27. Except as set forth in SCHEDULE 5.27., Contributor has not withdrawn, settled, commenced or otherwise compromised any protest or reduction proceeding affecting real estate taxes assessed against the Property for the current tax year or any tax year hereafter and there are no real estate tax refunds or credits due from the municipality to Contributor for the current tax year or any tax year hereafter.

     28. Neither Contributor nor any partner of Contributor nor, to the best knowledge of Contributor, any affiliate of the foregoing persons described in subsections (E), (F), (G), (H) or (I) of Section 3(14) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is a "party in interest" or a "disqualified person" (as defined in Section 4975(e)(2) of the Code) with respect to Company; none of the General Partners of Contributor is an employee benefit plan (as defined in Section 3(2) of ERISA); and as of the Closing to the best knowledge of Contributor, there shall exist no lease or sublease with respect to any portion of the Property, and no agreement to lease or sublease any portion of the Property nor any service agreement with any person who is a "party in interest" or a "disqualified person", or who bears a relationship to Contributor as described in Section 267(b) or 707(b) of the Code.

     29. To the best knowledge of Contributor: (a) the Property and its existing use complies, and, at all times since July 1, 1997, has complied, in all material respects, with all applicable federal, state and local statutes, laws, regulations, ordinances, codes, licenses and permits relating to toxic and hazardous substances and other environmental, ecological, pollution and storm water runoff matters, including, without limitation, the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 3000(f) et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), and the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), in each case, as amended or extended (individually and collectively, as the context requires, "ENVIRONMENTAL LAW"); (b) neither Contributor nor any Subtenant, occupant or the user of the Property or any part thereof, nor any agent, servant or employee of Contributor or Subtenant, occupant or other user, is in violation of, or since July 1, 1997 has violated, any Environmental Law in connection with the ownership, use, maintenance or operation of all or any part of the Property and/or the conduct of any business thereat or related thereto; and
(c) Contributor has obtained all permits, certificates, licenses, registrations and other consents and approvals required by Environmental Law in connection with Contributor and/or the Property, the failure to obtain which would have a material adverse effect on Company and/or the Property. Without limiting the generality of the foregoing, to the best knowledge of Contributor (i) no hazardous or toxic materials, substances, pollutants, contaminants or wastes (collectively, "HAZARDOUS SUBSTANCES", which term shall include without limitation all elements and compounds defined as "hazardous substances" or "hazardous waste" under any Environmental Law, including, without limitation, those listed at 50 Federal Register 13,474-13,522 (1985), as amended from time to time, and oil and petroleum products) have been or are being received, generated, handled, used, stored, treated, shipped or disposed of at the Property, or into any sewage system or holding area or tank serving the Property, and
(ii) no Hazardous Substances are being, or are intended or threatened to be, and since July 1, 1997 none have ever been, spilled, released, discharged, placed or disposed of, or otherwise caused to become located at, on or near the Property, or into any sewage system or holding area or tank serving the Property, and (iii) the Property has not been used at any time by any person as a waste disposal site, in violation of any Environmental Law. To the best knowledge of Contributor, no Environmental Law requires any work, repairs, construction or expenditures with respect to all or any part of the Property, and Contributor has received no notice of any such requirement. To the best knowledge of Contributor, no underground tanks or other underground storage facilities are now and at any time since January 1, 1997, have been, located at the Property. To the best knowledge of Contributor, all wells, water discharges and other water diversions at the Property are properly registered and/or permitted under, and do not violate any applicable federal, state or local statute, law, regulation, ordinance, code, license or permit. Contributor has received no notice of any violation of any of the foregoing matters referred to in this Section 5.29. relating to the Property or its use or any other property owned by Contributor and its use, and to the best knowledge of Contributor, there are no writs, injunctions, decrees, orders or judgments outstanding, no suits, claims, actions, proceedings or investigations have been instituted or filed, and none are pending or threatened, nor is there any basis, with respect to the ownership, use, maintenance or operation of the Property. To the best knowledge of Contributor, there are no PCB's or asbestos-containing materials, including, without limitation, asbestos fire-proofing substances, in any of the improvements on the Property.

     30. Since November 9, 1995, all sums generated in connection with the Property received by or on behalf of Contributor have been used for the operation and maintenance of the Property in the ordinary course of business including, without limitation, leasing and tenant-fit-up costs and costs and deposits to the Escrow Accounts, and Contributor has not made any distributions to any of its direct or indirect partners.

     31. The representations and warranties of Contributor set forth in this Section 5 and elsewhere in this Agreement shall be true, complete and correct in all material respects upon the execution of this Agreement and shall be deemed to be repeated on and as of the Closing Date. The representations and warranties (whether express or implied) shall remain operative and shall survive the Closing for a period of one (1) year.

     32. For purposes of Section 5, the phrase "to the best knowledge of Contributor" shall mean and be limited to the knowledge of Brian Vaas, the property manager, and Paul B. Casey, the Director of Real Estate of Contributor (collectively, the "KNOWLEDGE PARTIES"), without any obligation on their part to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence or the like and, notwithstanding anything express or implied to the contrary in this Agreement, in no event shall the Knowledge Parties have any personal liability with respect to any representations or warranties by Seller under this Agreement. Seller shall not have any liability if as of the Closing Date any of Seller's representations and warranties set forth herein shall be untrue, if Purchaser has knowledge of such facts prior to the Closing Date and proceeds to close notwithstanding such facts.


6.   COMPANY'S REPRESENTATIONS

           Company represents as of the date of this Agreement, as follows:

     1. Company is a duly formed and validly existing limited liability company and is in good standing under the laws of the State of Delaware.

     2. Company has the full legal right, power, authority and financial ability to execute and deliver this Agreement and all documents now or hereafter to be executed by it pursuant to this Agreement
(collectively, the "COMPANY'S DOCUMENTS"), to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under Company's Documents.

     3. This Agreement and Company's Documents do not and will not contravene any provision of the Operating Agreement, any judgment, order, decree, writ or injunction issued against Company, or any provision of any laws applicable to Company. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by Company under any agreement to which Company or any of its assets are subject or bound and will not result in a violation of any laws applicable to Company.

     4. Company is solvent; no receiver has been appointed for Company or any of its assets or properties nor is any application for receivership pending with respect to Company; Company is not contemplating insolvency; no proceedings are pending by or against Company in bankruptcy or reorganization in any Federal, state or foreign court, and Company has not committed any act of bankruptcy.

     5. There are no pending actions, suits, proceedings or investigations to which Company is a party before any court or other governmental authority which may have an adverse impact on the transactions contemplated hereby.

     6. The representations and warranties of Company set forth in this Section and elsewhere in this Agreement shall be true, complete and correct in all material respects upon the execution of this Agreement. Company's Representations shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date) and shall survive the Closing for one (1) year.


7.   CONDITIONS PRECEDENT TO CLOSING

     1. Company's obligation under this Agreement to acquire the Property is subject to the fulfillment of each of the following conditions:

           (a) The representations and warranties of Contributor contained herein shall be materially true, complete and correct as of the Closing Date;

           (b) Contributor shall be ready, willing and able to deliver title to the Property in accordance with the terms and conditions of this Agreement; and

           (c) Contributor shall have delivered all the documents and other items required pursuant to Section 8 of this Agreement and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by Contributor at or prior to the Closing.

     7.02. After Contributor tenders performance as provided in Section 7.01., Contributor's obligation under this Agreement to contribute the Property to Company is subject to the fulfillment by Company of each of the following conditions:

           (a) The representations and warranties of Company contained herein shall be materially true, complete and correct as of the Closing Date;

           (b) Company shall have issued the Membership Interest as set forth in the Operating Agreement; and

           (c) Company shall have delivered the Cash Amount and all the documents to be executed by Company set forth in this Agreement pursuant to
Section 9 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by Company at or prior to the Closing.


8.   CONTRIBUTOR'S CLOSING OBLIGATIONS

           At the Closing, Contributor shall deliver the following to
Company:

     1. An assignment of Contributor's right, title and interest to the Lease in the form attached hereto as EXHIBIT C, properly executed in proper form for recording so as to convey the good, marketable and insurable title, free of all liens and encumbrances (other than Permitted Exceptions) required by this Agreement.

     2.    A Massachusetts Quitclaim Deed, properly executed by
Contributor in proper form for recording so as to convey good, marketable and insurable title, free of all liens and encumbrances (other than the Permitted Exceptions) as required by this Agreement.

     3. An Assignment and Assumption of Leases, Rents and Security Deposits, in the form attached hereto as EXHIBIT D.

     4. An Assignment and Assumption of Leases, in the form attached hereto as EXHIBIT E.

     5. A Bill of Sale, attached hereto as EXHIBIT F, conveying, transferring and selling to Company all of Contributor's right, title and interest in and to all Personalty. Contributor acknowledges that no part of the Contribution Amount shall be deemed to have been paid by Company for the Personalty, and Contributor agrees to execute a document evidencing such acknowledgement at the request of Company.

     6. The original, fully executed Lease, and if not the original, then a certified copy.

     7.    Mutual releases for the ROPA Litigation.

     8. Originals, or copies if the originals are not available, of all Subleases and Property Agreements.

     9. A termination of those certain reciprocal easement agreements , by and among, Contributor, Darvel and Riverfront Office Park Associates II Limited Partnership, as they pertain to the Property, in the form attached hereto as EXHIBIT G.

     10. A Termination of Management Agreement, in the form attached hereto as EXHIBIT H.

     11. A Waiver of ROPA's right of first refusal, in the form attached hereto as EXHIBIT I.

     12. An Assignment and Assumption of Contracts, Licenses and Warranties, in the form attached hereto as EXHIBIT J, assigning all of Contributor's right, title and interest, if any, in and to all of the following assignable to the extent requested by Company: (i) licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to the Property by any governmental authority, (ii) warranties, guaranties and indemnitees with respect to work or materials used in connection with the Property or the Improvements thereon and (iii) Property Agreements relating to the operation of the Property.

     13. Originals of any warranties and guaranties in Contributor's possession.

     14. A certified rent roll identifying all Subleases (including the Security Deposits and termination dates thereto) current as of a date not earlier than thirty (30) days prior to the date hereof and any rent records pertaining to the Property.

     15. An opinion of Contributor's counsel in form and substance reasonably satisfactory to Company and Company's counsel with respect to the due authorization, execution and delivery of this Agreement and the consummation of the transaction contemplated by this Agreement.

     16. Certified copies of all organization documents for Riverfront Office Park Associates.

     17. A certification of non-foreign status, in the form attached hereto as EXHIBIT K, signed under penalty of perjury. Contributor understands that such certification will be retained by Company and will be made available to the Internal Revenue Service on request.

     18. To the extent in Contributor's possession and not already located at the Property, keys to all entrance doors to, and equipment and utility rooms located in, the Property.

     19. An original letter, executed by Contributor or by its agent, advising Subtenants of the transfer of the Property to Company and directing that any rents and other payments thereafter be sent to Company or as Company may direct.

     20. A Cancellation of Lease Affidavit, in the form attached hereto as EXHIBIT L.

     21. To the extent in Contributor's possession, as-built plans and specifications for the Property.

     22.   Fire Underwriter's Certificates for the Property, and
Electrical Underwriter's Certificate for the Property.

     23.   Certificates of Inspection for:

           (i)        elevators;
           (ii)       plumbing; and
           (iii)      sprinklers.

     24. The permanent certificate of occupancy for the Improvements, together with copies of any and all other material certificates, permits or licenses that are necessary for, and issued in relation to, the normal occupancy and operations of the Improvements.

     25. A direction letter pursuant to Section 2.01.(a) hereof, in form substantially similar to the form attached hereto as EXHIBIT M.

     26. Any other documents required by this Agreement to be delivered by Contributor.

     27. Checks to the order of the appropriate officers in payment of all of the recording fees, which checks shall be certified or official bank checks if required by the taxing authority.


9.   COMPANY'S CLOSING OBLIGATIONS

           At the Closing, Company shall:

     1.    Deliver to Contributor the Cash Amount payable at the Closing.

     2.    Deliver to ROPA the requisite percentage of Membership
Interests in accordance with Section 2.01.(b) by including Macomber and Darvel as Members of Company pursuant to the Operating Agreement.

     3. Deliver any other documents required by this Agreement to be delivered by Company.

     4. Pay all fees, charges and expenses incurred or payable for the cost of recording all recordable documentation in connection with Company's acquisition of the Property.

10.  BROKER

     1. Contributor and Company each represent and warrant to the other that neither party has had any dealings with respect to this transaction with any real estate broker, firm or salesman, or any other person or corporation. Contributor and Company each agree to indemnify the other against, and defend the other and save the other harmless from any and all claims, and the other's reasonable expenses related thereto (including attorneys' fees), for brokerage commissions, fees or other compensation by any other person, firm or corporation who shall allege to have acted in this transaction with the party or dealt with the party in connection herewith. The provisions of this Section shall survive the Closing and any termination of this Agreement.


11.  NOTICES

     1. All notices, elections, consents, approvals, demands, objections, requests or other communications which Contributor or Company may be required or desire to give pursuant to, under or by virtue of this Agreement must be in writing and sent by (i) first class U.S. certified or registered mail, return receipt requested, with postage prepaid, or (ii) express mail or courier (for next business day delivery), addressed as follows:

           (a)   If intended for Contributor:

                            Riverfront Office Park Joint Venture
                            One Main Street
                            Cambridge, Massachusetts 02412
                            Attention: Paul J. Casey, Esq.
                            Tel:  (617) 225-4699
                            Fax:  (617) 225-4237

                      with copies to:


                            Rich, May, Bilodeau & Flaherty, P.C.
                            294 Washington Street
                            Boston, Massachusetts 02108-4675
                            Attention: Joseph F. Sullivan, Esq.
                            Tel:  (617) 556-3851
                            Fax:  (617) 556-3889

                      and

                            Macomber-Riverfront Associates
                            75 Arlington Street
                            Boston, Massachusetts 02116
                            Attention: Byron Gilchrest
                            Tel: (617) 451-0300
                            Fax: (617) 451-5065

           (b)   If intended for Company

                            BRE/Riverfront LLC
                            c/o  Blackstone Real Estate Advisors
                            345 Park Avenue
                            New York, New York 10154
                            Attention:  Stavros Galiotos
                            Tel:  (212) 754-7321
                            Fax:  (212) 754-8730
                      with a copy to:

                            Weil, Gotshal & Manges LLP
                            767 Fifth Avenue
                            New York, New York 10153
                            Attention:  Alan J. Pomerantz, Esq.
                            Tel. (212) 310-8000
                            Fax. (212) 310-8007


     2. Contributor or Company may designate another addressee or change its address for notices and other communications hereunder by a notice given to the other parties in the manner provided in this
Section 11.02. A notice or other communication sent in compliance with the provisions of this Section 11.02. shall be deemed given and received on (i) the third (3rd) day following the date it is deposited in the U.S. mail, or
(ii) the date it is delivered to the other party if sent by express mail or courier.


12.  MISCELLANEOUS PROVISIONS

     1. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and assigns, except that no party hereto may assign or transfer any of its interest hereunder without the express written consent of the other party hereto.

     2. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated, except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

     3. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

     4. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

     5. This Agreement shall not be binding or effective until properly executed and delivered by Contributor and Company.

     6. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

     7. Company agrees that it shall not record this Agreement or any memorandum thereof.

     8. Contributor shall indemnify and hold harmless Company from all loss, expense (including reasonable counsel fees), and liability resulting from claims made by any of the Subtenants with respect to matters arising before the Closing Date to the extent such loss, expense or liability, individually or in the aggregate with all other losses, expenses (including reasonable counsel fees) and liability under this Section 12.08, together with any loss, claim or liability under Section 13.01., exceeds the Threshold Amount (as defined in Section 13.01.), subject to Section 13.02. and Company shall indemnify and hold harmless Contributor from all loss, expense (including reasonable counsel fees) and liability resulting from claims made by any of the Subtenants with respect to matters arising after the Closing Date, subject to Section 13.02. The provisions of this
Section 12.08 shall survive the Closing.

     9. No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

     10. Delivery of this Agreement shall not be deemed an offer and neither Contributor nor Company shall have any rights or obligations hereunder unless and until both parties have signed and delivered an original of this Agreement.

     11. Contributor agrees, upon the written request of Company, to execute and deliver to Company or as Company may direct, from time to time, any additional instruments or documents reasonably considered necessary by Company to effectuate the contemplated transaction, including but not limited to any instruments required by the Middlesex South Registry of the Land Court to cause the transaction contemplated hereby to be valid and effective.

     12. This Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


13.  LIMITATIONS OF LIABILITY

     1. Company may only seek damages from Contributor for a breach of the representations and warranties set forth in Sections 5.07., 5.08., 5.09., 5.11., 5.12., 5.13., 5.14., 5.15., 5.16., 5.17., 5.18., 5.20.,
5.21., 5.22., 5.23., 5.24., 5.25., 5.26., 5.27., 5.28. and 5.29. herein
(the "SECTION 13.01. BREACH") provided that the Section 13.01. Breach results in damages, individually or in the aggregate with any other Section
13.01. Breach, which together with any liability to Company pursuant to
Section 12.08. and any loss claim or liability under any of the assignment and conveyance agreements executed by and between Company and Contributor at Closing, is in excess of the sum of (A) the funds existing on the date hereof in the Escrow Funds and (B) the amount in the escrow funds existing on the date hereof conveyed by Riverfront Office Park Associates II Limited Partnership ("ROPA II") to Company pursuant to that certain Contribution Agreement dated as of the date hereof (collectively, the "THRESHOLD AMOUNT"), provided that the expenses of remedying the Section 13.01. Breach are expenses for which the Escrow Funds would have been permitted to be used under (x) the Collateral Security and Escrow Agreement, dated as of November 9, 1995, by and among Contributor, Teachers Insurance and Annuity Association of America ("TEACHERS") and Keller Company, Inc. ("KELLER") and
(y) the Collateral Security and Escrow Agreement, dated as of July 25, 1994, by and among Teachers, Keller and ROPA II. This Section 13.01. does not in any manner limit Company's ability to seek damages from Contributor with respect to a breach of the other representations and warranties set forth in Section 5 (i.e., Sections 5.01., 5.02., 5.03., 5.04., 5.05. and
5.06.).

     2. The liability of all parties to this Agreement is limited to and shall not exceed: (i) with respect to Company, Darvel and Macomber, each party's respective Membership Interest and any distributions at any time paid or payable to them pursuant to the Operating Agreement, and (ii) with respect to Carlyle and Codman, the Carlyle Cash Amount and the Codman Cash Amount, respectively.

14.  JOINT AND SEVERAL LIABILITY

     1. Except as otherwise set forth in Section 14.02., all of the representations and warranties set forth in Section 5 of this Agreement and as otherwise set forth in this Agreement are hereby restated as if made by Riverfront Office Park Associates ("RIVERFRONT") and Carlyle. Contributor, Riverfront and Carlyle are jointly and severally liable for any breach of a representation, warranty or obligation under this Agreement, except to the extent a representation or warranty is limited to a party's knowledge or is personal to such party in which case a breach of such representation or warranty shall be the several obligation of the breaching party.

     2. Notwithstanding Section 13.01., Carlyle shall have no liability either directly or in its capacity as a general partner of Contributor for the representations and warranties in this Agreement except for those set forth in Sections 5.01., 5.02., 5.03. (other than as to matters relating to Riverfront, as to which Carlyle makes no representation or warranty), 5.04., 5.05. (limited solely to Carlyle's actual knowledge), and 5.06. herein (and then only to the extent the foregoing representations and warranties are not affected by matters solely pertaining to Riverfront).


15.  THIRD PARTY BENEFICIARY

     15.01. Contributor acknowledges that Blackstone Real Estate Advisors or an affiliate thereof ("BLACKSTONE") is providing the Cash Amount set forth in 2.01.(a) of this Agreement, and Blackstone, as an intended third party beneficiary of this Agreement may suffer loss or damage if Contributor breaches any of the representations and warranties set forth in this Agreement. Contributor, Riverfront and Carlyle agree to make Blackstone whole in the event that Contributor breaches any of the representations and warranties set forth in this Agreement, subject to
Section 13 and Section 14.


16.   DARVEL REALTY TRUST

     16.01 The name Darvel Realty Trust is the designation of the trustees under a Declaration of Trust dated July 24, 1970, and recorded with the Middlesex South District Registry of Deeds on July 24, 1970 in Book 11865 at Page 580, as amended. The parties hereto other than Darvel Realty Trust hereby agree, notwithstanding anything contained in this document to the contrary, to look solely to the Property of Darvel Realty Trust for the enforcement of any claims against Darvel Realty Trust and that no trustee, officer, agent or shareholder of Darvel Realty Trust shall be personally liable for obligations of Darvel Realty Trust hereunder and the respective properties of such individuals shall not be subject to claims of any party hereto in respect of any liability of Darvel Realty Trust hereunder.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                      CONTRIBUTOR:

                      RIVERFRONT OFFICE PARK JOINT VENTURE,
                      A MASSACHUSETTS JOINT VENTURE


                      By: Carlyle Real Estate Limited Partnership - XI, an Illinois limited partnership,
                            Managing General Partner

                            By:   JMB Realty Corporation,
                                  a Delaware corporation


                                  By:
                                       --------------------------
                                       Name:
                                       Title:


                            By:   Riverfront Office Park Associates,
                                  a Massachusetts limited partnership,
                                  General Partner

                                  By:  Darvel Realty Trust,
                                       a Massachusetts business trust,
                                       General Partner


                                       By:
                                             --------------------------
                                             Name:  Michael P. Sullivan
                                             Title: Vice President


                            By:   Macomber-Riverfront Associates,
                                  a Massachusetts limited partnership,
                                  General Partner


                                  By:
                                       -------------------------------
                                       Name:   Byron Gilchrest
                                       Title:  Managing General Partner


                            By:   Codman-Riverfront Associates,
                                  a Massachusetts partnership,
                                  General Partner


                                  By:
                                       -------------------------------
                                       Name:
                                       Title:

                            COMPANY:


                                  BRE/RIVERFRONT LLC, A DELAWARE LIMITED
                                  LIABILITY COMPANY

                                  By:  BRE/Riverfront Holdings LLC, a
Delaware limited liability company, its sole Managing Member


                            By:
                                  -------------------------------
                                  Name:   Gary Sumers
                                  Title:  Vice President